Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT,

FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT

AND CONSENT TO RELEASE OF MORTGAGES

This FIRST AMENDMENT TO CREDIT AGREEMENT, FIRST AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT AND CONSENT TO RELEASE OF MORTGAGES, dated as of June 28, 2019 (this “Amendment”), is entered into by and among HOUGHTON MIFFLIN HARCOURT COMPANY (“Holdings”), HOUGHTON MIFFLIN HARCOURT PUBLISHERS INC., a Delaware corporation, HMH PUBLISHERS LLC, a Delaware limited liability company, and HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, a Massachusetts corporation (collectively, the “Borrowers”), the subsidiary guarantors party to this Amendment (the “Subsidiary Guarantors), the lenders party to this Amendment (the “Lenders”) and CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

W I T N E S S E T H

WHEREAS, Holdings, the Borrowers, the Subsidiary Guarantors, the Lenders, the Administrative Agent and the Collateral Agent are party to the Amended and Restated Revolving Credit Agreement, dated as of July 22, 2015 (as amended, waived or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”) (capitalized terms used but not defined herein have the meaning provided in the Existing Credit Agreement);

WHEREAS, the Loan Parties and the Collateral Agent are party to the Amended and Restated Revolving Facility Guarantee and Collateral Agreement, dated as of July 22, 2015 (as amended, waived or otherwise modified from time to time prior to the date hereof, the “Existing Guarantee and Collateral Agreement”);

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders (as defined below) have extended credit to the Borrowers in the form of Commitments and Loans on the terms and subject to the conditions set forth therein; and

WHEREAS, the Borrower has requested that (a) the Existing Credit Agreement be amended (as so amended, the “Amended Credit Agreement”) to extend the Revolving Credit Maturity Date applicable to Revolving Credit Loans by one year and in certain other respects in the manner set forth in this Amendment and (b) the Existing Guarantee and Collateral Agreement be amended (as so amended, the “Amended Guarantee and Collateral Agreement”) in certain respects in the manner set forth in this Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.    Amendment of the Existing Credit Agreement. Effective as of the First Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a) The following definitions are added in the appropriate alphabetical order to Section 1.01 of the Existing Credit Agreement:

“Agreement” shall mean this Amended and Restated Revolving Credit Agreement, dated as of July 22, 2015, among Holdings, the Borrowers, the Subsidiary Guarantors, the Lenders, the Administrative Agent and the Collateral Agent.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”

“Bail-In Legislation” shall mean with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Building” means a building or structure with at least two walls and a roof or any such building or structure in the course of construction.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to such term in Section 9.26(b).

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Delaware Divided LLC” shall mean any Delaware LLC which has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC” shall mean any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” shall mean the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA

Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Employee Benefit Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA) which is sponsored, maintained or contributed to by, or required to be contributed by, the Company, any of its subsidiaries or its ERISA Affiliates and is subject to Section 401(a) of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“FEMA” means the Federal Emergency Management Agency.

“First Amendment Effective Date” shall mean June 28, 2019.

“Flood Compliance Event” means the occurrence of any of the following: (a) a Flood Redesignation with respect to any Mortgaged Property, (b) any increase to the Commitments pursuant to Section 2.24 at any time there is a Mortgaged Property, and (c) the addition of any Mortgaged Property as Collateral pursuant to Section 5.12.

“Flood Hazard Determination” means a “Life-of-Loan” FEMA Standard Flood Hazard Determination obtained by Agent.

“Flood Hazard Property” means any Mortgaged Property that on the relevant date of determination includes a Building and, as shown on a Flood Hazard Determination, such Building is located in a Special Flood Hazard Area.

“Flood Insurance” means (a) federally-backed flood insurance which insures both Flood Hazard Properties and the personal property contained within them (to the extent such personal property is Collateral) and which is available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program or (b) to the extent permitted by the Flood Insurance Laws, a private flood insurance policy from a financially sound and reputable insurance company that is not an Affiliate of the Borrowers and which insures both Flood Hazard Properties and the personal property contained within them (to the extent such personal property is Collateral).

“Flood Insurance Documents” means (a) evidence as to whether each Mortgaged Property is a Flood Hazard Property pursuant to a Flood Hazard Determination, and (b) if such Mortgaged Property is a Flood Hazard Property, (i) evidence as to whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (ii) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent as to the fact that such Mortgaged Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) copies of the applicable Loan Party’s application for a Flood Insurance policy plus proof of premium payment, a declaration page confirming that Flood Insurance has been issued, or such other evidence of Flood Insurance, in an amount equal to at least the amount required by the Flood Insurance Laws and naming the Collateral Agent as sole loss payee and mortgagee on behalf of the Secured Parties, and otherwise including terms satisfactory to the Collateral Agent and each Lender.

“Flood Redesignation” means the designation of any Mortgaged Property as a Flood Hazard Property where such property was not a Flood Hazard Property previous to such designation.

“National Flood Insurance Program” means the program created pursuant to the Flood Insurance Laws.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” shall mean the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning assigned to such term in Section 9.26(a).

“Special Flood Hazard Area” means an area that FEMA has designated as an area subject to special flood or mud slide hazards.

“Supported QFC” shall have the meaning assigned to such term in Section 9.26(a).

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 9.26(a).

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) The definition of “Asset Sale” is hereby amended and restated in its entirety to read as follows:

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise, including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division) by Holdings or any of the Restricted Subsidiaries of (a) any Equity Interests of any of the Subsidiaries (other than directors’

qualifying shares) or (b) any other assets of Holdings or any of the Restricted Subsidiaries, other than (i) inventory, damaged, obsolete or worn out assets, and scrap, in each case disposed of in the ordinary course of business, and dispositions of Permitted Investments, (ii) sales, transfers and other dispositions between or among Holdings and its Restricted Subsidiaries, (iii) sales, transfers and other dispositions the aggregate Net Cash Proceeds of which are less than $15,000,000 with respect to any transaction or series of related transactions and less than $35,000,000 in the aggregate during any fiscal year, (iv) sales and dispositions pursuant to Section 6.05(g), (v) leases, licenses, or subleases or sublicenses of any real or personal property in the ordinary course of business and (vi) abandonment of intellectual property of Holdings or any Restricted Subsidiary determined in good faith by the management of the Borrowers to be no longer useful or necessary in the operation of the business of Holdings and its Subsidiaries.”

(c) The definition of “Defaulting Lender” is hereby amended by deleting the word “or” following clause (d)(i) thereof and inserting the following immediately after the word “capacity” in clause (d)(ii) thereof:

“or (iii) become the subject of a Bail-in Action”

(d) Clause (a) of the definition of “Revolving Credit Maturity Date” is hereby amended and restated in its entirety to read as follows:

“(a) with respect to the Revolving Credit Loans, the date that is the earlier of (i) July 22, 2021 and (ii); if the Indebtedness incurred under the Term Loan Agreement not been Refinanced in full on or prior to the date that is 91 days prior to the stated maturity date for such Indebtedness, such 91st day; and”

(e) The definition of “Mortgages” is hereby amended and restated in its entirety to read as follows:

“Mortgages” shall mean, with respect to mortgages required to be delivered hereafter pursuant to Section 5.12, the mortgages, charges, deeds of trust, assignments of leases and rents and other security documents, substantially in the form of Exhibit F (with such changes as may be reasonably satisfactory to the Administrative Agent and its counsel in order to account for local law matters) and otherwise pursuant to this Agreement.

(f) The Existing Credit Agreement is hereby amended by inserting a new Section 1.05 which shall read as follows:

“SECTION 1.05    Delaware LLC Division. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.”

(g) Section 3.18 of the Existing Credit Agreement is hereby amended by adding the following at the end thereof:

“Either (i) no Mortgaged Property is a Flood Hazard Property or (ii) if a Mortgaged Property is a Flood Hazard Property, the Borrowers or the applicable Loan Party has delivered to the Administrative Agent the Flood Insurance Documents with respect to such Mortgaged Property.”

(h) Article II of the Existing Credit Agreement is hereby amended by adding a new section 2.26 thereto as follows:

“SECTION 2.26 Flood Compliance Event. Any Flood Compliance Event described in part (b) of the definition thereof shall be subject to and conditioned upon: (1) the prior delivery of all Flood Insurance Documents and evidence of Flood Insurance with respect to all Mortgaged Properties as required by the Flood Insurance Laws and as otherwise reasonably required by the Administrative Agent and (2) the Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance have been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed).”

(i) Section 3.26 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“USA PATRIOT Act etc. To the extent applicable, each of Holdings and its Restricted Subsidiaries is in compliance, in all material respects, with all Anti-Terrorism Laws. Neither Holdings nor, to the knowledge of Holdings, any Loan Party or any director, officer, agent, or employee of any Loan Party, is currently subject to any Sanctions, and the Loan Parties will not, knowingly, directly or indirectly use the proceeds from the Revolving Credit Loans or any Letter of Credit or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any Sanctions or for the purpose of funding any other transaction that will result in a violation by any Person (including any Person participating in the transaction, whether as a Lender, Issuing Bank, underwriter, advisor, investor or otherwise) of any Sanctions. No part of the proceeds of the Revolving Credit Loans or any Letter of Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anticorruption Laws. Holdings and, to the knowledge of Holdings, its Restricted Subsidiaries have conducted their businesses in compliance, in all material respects, with all Anticorruption Laws and Holdings and its Restricted Subsidiaries will conduct their business in a manner designed to promote and achieve compliance, in all material respects, with Anti-Corruption Laws and Anti-Terrorism Laws and, in all material respects, not in violation of any Sanctions, and with the representations and warranties contained herein.”

(j) The Existing Credit Agreement is hereby amended by inserting a new Section 3.27 which shall read as follows:

“SECTION 3.27 EEA Financial Institution. Neither any Borrower nor any other Loan Party is an EEA Financial Institution.”

(k) The Existing Credit Agreement is hereby amended by inserting a new Section 3.28 which shall read as follows:

“SECTION 3.28    Beneficial Ownership. As of the First Amendment Effective Date, the information included in the Beneficial Ownership Certification (to the extent required to be provided) is true and correct in all material respects.”

(l) Section 4.01(k)(iii)(A) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(A) the Flood Insurance Documents;”

(m) Section 5.02(c)(i) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c)(i)    If any Mortgaged Property is at any time a Flood Hazard Property, provide to the Administrative Agent the Flood Insurance Documents with respect to such Mortgaged Property. The Administrative Agent shall provide to the Secured Parties copies of the Flood Insurance Documents (including any Flood Insurance Documents delivered in connection with a Flood Compliance Event), to the extent received from the Borrowers. The Administrative Agent agrees to request such Flood Insurance Documents at the request of any Secured Party. Unless the Borrowers provide the Administrative Agent with the Flood Insurance Documents, the Administrative Agent may purchase Flood Insurance meeting the requirements of clause (iii) of the definition of “Flood Insurance Documents” at the Borrowers’ expense to protect the interests of the Administrative Agent and the Secured Parties. Each of Holdings and the Borrowers shall cooperate with the Administrative Agent in connection with compliance with the Flood Insurance Laws, including by providing any information reasonably required by the Administrative Agent (or by any Secured Party through the Administrative Agent) in order to confirm compliance with the Flood Insurance Laws.

(ii)    If a Flood Redesignation shall occur with respect to any Mortgaged Property, the Administrative Agent shall obtain a completed Flood Hazard Determination with respect to the applicable Mortgaged Property, and the Borrowers shall provide to the Administrative Agent the Flood Insurance Documents with respect to such Mortgaged Property by not later 45 days after the date of the Flood Redesignation or any earlier date required by the Flood Insurance Laws.

(iii)    The Borrowers shall give to the Administrative Agent written notice of any Flood Compliance Event (other than a Flood Redesignation) not less than 45 days prior to such Flood Compliance Event (or such shorter period as the Administrative Agent may allow in its sole discretion). The Administrative Agent shall provide a copy of such notice to the Secured Parties and shall obtain a completed Flood Hazard Determination. For avoidance of doubt, the Borrowers shall provide, or re-provide, as the case may be, to the Administrative Agent the Flood Insurance Documents by not later than the date of the Flood Compliance Event and as a condition precedent to the occurrence of such Flood Compliance Event.”

(n) Section 9.17 of the Existing Credit Agreement is hereby amended by inserting “and the Beneficial Ownership Regulation” at the end of the final sentence thereof.

(o) The Existing Credit Agreement is hereby amended by inserting a new Section 9.24 which shall read as follows:

“SECTION 9.24. Lender Representations.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender to the effect that the Lender’s entry into the Loans, the Letters of Credit, the Commitments and the Agreement is not a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that neither the Administrative Agent nor any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).”

(p) The Existing Credit Agreement is hereby amended by inserting a new Section 9.25 which shall read as follows:

“SECTION 9.25.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

(q) The Existing Credit Agreement is hereby amended by inserting a new Section 9.26 which shall read as follows:

“SECTION 9.26.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

SECTION 2.    Amendment of the Existing Guarantee and Collateral Agreement. Effective as of the First Amendment Effective Date, the Existing Guarantee and Collateral Agreement is hereby amended by inserting a new Section 9.17 which shall read as follows:

“SECTION 9.17.    Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any QFC Credit Support, the parties acknowledge and agree as follows with respect to the resolution power of the U.S. Special Resolution Regimes in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

SECTION 3.    Release of Mortgages. Each of the Lenders hereby consents to the Collateral Agent’s release of its Lien on all Mortgaged Properties (as defined in the Existing Credit Agreement) as of the First Amendment Effective Date, including without limitation those properties set forth on Schedule 1.01(c) attached to the Existing Credit Agreement, and the release and discharge of the related Mortgages. The Collateral Agent agrees to deliver, promptly following the First Amendment Effective Date, instruments in recordable form and otherwise in form and substance reasonably satisfactory to the Collateral Agent sufficient to effect such release upon recordation. The provisions of this Section 3 shall not, and shall not be construed to, (i) release or discharge the Obligations secured by such Mortgages or (ii) release or discharge any other Security Document or the Liens of the Collateral Agent pursuant to such other Security Documents, all of which are hereby reaffirmed by the Loan Parties and remain in full force and effect.

SECTION 4.    Conditions to Effectiveness of Amendment. The amendments of the Existing Credit Agreement and the Existing Guarantee and Collateral Agreement and associated provisions set forth herein shall become effective as of the first date on which the following occur or have been waived in accordance with Section 9.08 of the Existing Credit Agreement and, in the case of the amendments to the Existing Guarantee and Collateral Agreement, Section 9.07 of the Existing Guarantee and Collateral Agreement (the “First Amendment Effective Date”):

(a)    The Administrative Agent shall have received duly executed counterparts of this Amendment from (i) the Borrowers, (ii) Holdings, (iii) each Subsidiary Guarantor, (iv) the Lenders, (v) the Administrative Agent and (vi) the Collateral Agent.

(b)    The Administrative Agent shall have received, in respect of each Loan Party:

(i)    copies of each organizational or constitutive document (along with any amendments thereto) certified as of the First Amendment Effective Date or a recent date prior thereto by the appropriate Governmental Authority;

(ii)    certificate of the secretary or an assistant secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(iii)    resolutions of the board of directors (or similar governing body) of such Loan Party approving and authorizing the execution, delivery and performance of this Amendment, certified as of the First Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and

(iv)    a good standing certificate from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation dated the First Amendment Effective Date or a recent date prior thereto.

(c)    The representations and warranties made in this Amendment shall be true and correct in all material respects.

(d)    All fees and other amounts payable by the Borrowers on or prior to the First Amendment Effect Date and all other reasonable and documented out-of-pocket fees and expenses (including reasonable and documented fees and expenses of outside counsel) required to be paid to the Administrative Agent on or before the First Amendment Effective Date shall have been paid to the extent invoiced at least three Business Days prior to the First Amendment Effective Date.

(e)    At least 2 Business Days prior to the First Amendment Effective Date, each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Administrative Agent, if requested at least 5 Business Days prior to the First Amendment Effective Date, a Beneficial Ownership Certification.

(f)    The Administrative Agent and Lenders and their respective counsel shall have received originally executed copies of a favorable written opinion of Wilmer Cutler Pickering Hale and Door LLP, counsel for the Loan Parties, dated as of the First Amendment Effective Date, addressing such matters as the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

The Administrative Agent shall notify the Borrowers and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding absent manifest error.

For purposes of determining compliance with the conditions specified above, each Lender party to this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Person unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Person prior to the First Amendment Effective Date specifying its objection thereto.

SECTION 5.    Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and each Lender on the First Amendment Effective Date that:

(a) This Amendment has been duly authorized, executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of each Loan Party set forth in Article III of the Existing Credit Agreement, Section 3.03 of the Existing Guarantee and Collateral Agreement, and in each other Loan Document are true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) on and as of the First Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct (or true and correct in all material respects, in the case of any such representation or warranty that is not qualified as to materiality) as of such earlier date), except that the representations and warranties contained in Section 3.15 of the Existing Credit Agreement will be deemed to refer to the most recent annual and quarterly financial statements that have been delivered pursuant to Section 5.04 of the Existing Credit Agreement.

(c) No Default or Event of Default has occurred and is continuing or would result from the transactions provided for in this Amendment.

SECTION 6.    Effects on Loan Documents; No Novation. (a) Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement, the Amended Credit Agreement, the Existing Guarantee and Collateral Agreement, the Amended Guarantee and Collateral Agreement or any other Loan Document, all of which shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. Nothing herein shall be deemed to entitle the Borrower or any other Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement, the Amended Guarantee and Collateral Agreement or any other Loan Document in similar or different circumstances.

(c) On and after the First Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Amended Credit Agreement. On and after the First Amendment Effective Date, each reference in the Amended Guarantee and Collateral Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Guarantee and Collateral Agreement”, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Amended Guarantee and Collateral Agreement. The Borrower and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document for all purposes of the Existing Credit Agreement, the Amended Credit Agreement, the Existing Guarantee and Collateral Agreement, the Amended Guarantee and Collateral Agreement and the other Loan Documents.

(d) Neither this Amendment nor the effectiveness of the Amended Credit Agreement or the Amended Guarantee and Collateral Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or the Existing Guarantee and Collateral Agreement or discharge or release the Lien or priority of any Security Document or Guarantee or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement, the Security Documents or any Guarantee or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as may be expressly modified hereby. Nothing expressed or implied in this Amendment, the Amended Credit Agreement, the Amended Guarantee and Collateral Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of any Loan Party under any Loan Document from any of its obligations and liabilities thereunder.

(e) Each of the Subsidiary Guarantors and Holdings hereby consents to the amendments to the Existing Credit Agreement and the Existing Guarantee and Collateral Agreement effected hereby, and hereby confirms, acknowledges and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor contained in any of the Loan Documents to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects. Each Loan Party hereby confirms, acknowledges and agrees that (i) the pledge and security interest in the Collateral granted by it pursuant to the Security Documents to which it is a party shall continue in full force and effect and (ii) such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby.

SECTION 6.    Further Assurances. The Borrower agrees to take any further action that is reasonably requested by Administrative Agent to effect the purposes of this Amendment and the transactions contemplated hereby.

SECTION 7.    APPLICABLE LAW, JURISDICTION, WAIVER OF JURY TRIAL. THE PROVISIONS OF SECTIONS 9.07, 9.11 AND 9.15 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

SECTION 8.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or email shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.    Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in the manner, and become effective, as set forth in Section 9.01 of the Amended Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

HOUGHTON MIFFLIN HARCOURT COMPANY, as Holdings

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

HOUGHTON MIFFLIN HARCOURT PUBLISHERS, INC., as a Borrower

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

HMH PUBLISHERS LLC, as a Borrower

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

HOUGHTON MIFFLIN HARCOURT PUBLISHING COMPANY, as a Borrower

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

SIGNATURE PAGE TO FIRST AMENDMENT

GREENWOOD PUBLISHING GROUP, LLC as a Subsidiary Guarantor

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

HOUGHTON MIFFLIN COMPANY INTERNATIONAL, INC. as a Subsidiary Guarantor

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

SIGNATURE PAGE TO FIRST AMENDMENT

CITIBANK, N.A., as the Administrative Agent, the Collateral Agent and a Lender

By:	/s/ David L. Smith
Name:	David L. Smith
Title:	Vice President and Director

SIGNATURE PAGE TO FIRST AMENDMENT

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Peter Schuebler
Name:	Peter Schuebler
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ Maria Levy
Name:	Maria Levy
Title:	Vice President

By:	/s/ John Finore
Name:	John Finore
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Matthew T. O’Keefe
Name:	Matthew T. O’Keefe
Title:	Senior Vice President

SIGNATURE PAGE TO FIRST AMENDMENT

CITIZENS BUSINESS CAPITAL, A DIVISION OF CITIZENS ASSET FINANCE, INC., as a Lender

By:	/s/ Peter Yelle
Name:	Peter Yelle
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT